UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 1, 2004

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        Entry into a Material Definitive Agreement.

As part of the annual compensation arrangements for non-employee directors of Arch Capital Group Ltd. (the “Company”), the Company grants to each non-employee director restricted shares equal to $20,000 divided by the market price on the date of grant (currently, October 1 of each year).  Subject to the terms of the award agreements, such shares vest on the first anniversary of the grant date.  On October 1, 2004, in accordance with such arrangements and the terms of the 2002 Long Term Incentive and Share Award Plan, the following non-employee directors received 522 restricted shares:  Peter A. Appel, John L. Bunce, Jr., Wolfe H. Bragin, Sean D. Carney, Kewsong Lee, James J. Meenaghan, John M. Pasquesi, David R. Tunnell and Robert F. Works.  As expressly provided in the Agreement, in the event that the award recipient ceases to be a director in certain circumstances, such as following a change of control or due to the director’s death or permanent disability, the restricted shares become immediately vested in full upon such termination of service.  The foregoing description of the awards and related agreements is qualified in its entirety by the terms and provisions of the form of the award agreement, which is filed as Exhibits 10.2 and is incorporated herein by reference.

ITEM 9.01        Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Arch Capital Group Ltd. 2002 Long Term Incentive and Share Award Plan*
10.2	Form of Restricted Share Agreement, dated as of October 1, 2004 – Appel, Bunce, Bragin, Carney, Lee, Meenaghan, Pasquesi, Tunnell and Works

*                           Previously filed with the SEC as an Exhibit to and incorporated herein by reference from the Company’s Registration Statement on Form S-8, filed on August 30, 2002, File No. 33-98971.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: October 6, 2004	By:	/s/ John D. Vollaro
		Name:	John D. Vollaro
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Arch Capital Group Ltd. 2002 Long Term Incentive and Share Award Plan*
10.2	Form of Restricted Share Agreement, dated as of October 1, 2004 – Appel, Bunce, Bragin, Carney, Lee, Meenaghan, Pasquesi, Tunnell and Works

*                           Previously filed with the SEC as an Exhibit to and incorporated herein by reference from the Company’s Registration Statement on Form S-8, filed August 30, 2002, File No. 33-98971.